EXHIBIT 8(r)
                   AMENDMENT TO TRUST PARTICIPATION AGREEMENT
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                                                                   EXHIBIT 8(r)


                   AMENDMENT TO TRUST PARTICIPATION AGREEMENT

     The Trust Participation Agreement, dated July 1997, between SAFECO Resource Series Trust ("Trust"), SAFECO Asset Management Company ("Adviser"), and IL Annuity and Insurance Company ("Life Company"), a Kansas Corporation, is hereby amended, effective June 1, 2001, as fol1ows:

        1. ARTICLE XII. Miscellaneous, is hereby amended to add paragraph 11.10, which shall read as follows:

                  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Contracts, and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third-parties with all applicable privacy related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.

        2. Schedule A, IL Annuity and Insurance Company- Variable Contracts, is hereby amended to include "STAR Variable Annuity"

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend as of the date and year first above written.

              SAFECO RESOURCE SERIES TRUST

              By:____________________________
              Name:__________________________
              Title:_________________________

              SAFECO ASSET MANAGEMENT COMPANY

              By: ___________________________
              Name:__________________________
              Title:_________________________

              IL ANNUITY AND INSURANCE COMPANY

              By: ___________________________
              Name:__________________________
              Title:_________________________